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                                                                    EXHIBIT 99.2
                            AMERICAN SOFTWARE, INC.
                    DIRECTOR AND OFFICER STOCK OPTION PLAN
              (Amended and Restated Effective September 25, 1996)

      1.  Purpose.  This Plan shall be known as the "Director and Officer Stock
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Option Plan" (hereinafter referred to as "the Plan" or "this Plan"). The purpose of the Plan is to provide directors and officers of American Software, Inc. (the "Company") and its subsidiaries with additional incentive to increase their efforts on the Company's behalf and to remain in the employ of the Company or any of its subsidiaries or to remain as directors of the Company by granting to such persons from time to time options to purchase Class A Common Shares of the Company.

          The options granted under this Plan may, but need not, constitute "incentive stock options" (referred to herein as "Incentive" options) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An option granted which does not constitute an Incentive option shall for purposes of the Plan constitute a "Non-Qualified" option. The terms "subsidiary" or "subsidiaries" mean and include any corporation or other entity at least a majority of the outstanding voting shares of which is, at the time, directly or indirectly owned by the Company or by one or more subsidiaries.

      2.  Shares.  The shares to be optioned under the Plan shall be the
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Company's Class A Common Shares, $0.10 par value (the "Shares"), which Shares may either be authorized but unissued Shares or treasury Shares. The aggregate number of Shares for which options may be granted under the Plan shall (subject to the provisions of paragraph 8) be 900,000 Shares, plus the total number of Shares as to which options granted under this Plan terminate (including options terminated upon the granting of replacement options or otherwise) or expire without being wholly exercised. New options may be granted under this Plan covering the number of Shares to which such termination or expiration relates.

      3.  Administration.  The Plan shall be administered by the Director
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and Officer Stock Option Plan Committee (the "Committee") of the Company's Board
of Directors (the "Board"). The Committee shall consist of such members (not less than two) of the Board as shall be appointed from time to time by the Board and who shall be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. No member of the Committee while serving as such shall be eligible for participation in the Plan and no member of the Board may serve on the Committee if he or she received a grant of an option under this Plan or any other stock option plan of the Company within twelve months prior to serving on the Committee or while serving on the Committee, except for options granted pursuant to paragraph 5(b). Subject to the provisions of the Plan, the Committee shall have exclusive power to select the persons to whom options will be granted under the Plan, to determine the number of options to be awarded to each employee selected and to determine the time or times when options will be awarded. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements and instruments for implementing the Plan

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and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all persons having any interest in the Plan or in any options granted hereunder.

      4.  Eligibility.  Participants in the Plan shall be selected by the
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Committee from among the directors and officers of the Company and its subsidiaries.

      5.  Grant of Options.  (a) The Committee may from time to time grant
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options to purchase Shares to such of the directors and officers of the Company and its subsidiaries as may be selected by the Committee and for such number or numbers of shares as may be determined by the Committee. Each grant of an option pursuant to this Plan shall be granted within ten years from the date this Plan is adopted by the Board. Each grant of an option pursuant to this Plan shall be made upon such terms and conditions as may be determined by the Committee at the time of grant, subject to the terms, conditions and limitations set forth in this Plan.

          An individual optionee may be granted (i) an Incentive option, (ii) a Non-Qualified option, or (iii) an Incentive option and a Non-Qualified option at the same time.

          (b) (i) Commencing October 31, 1994 and continuing on each April 30 and October 31 thereafter during the term of this Plan, each member of the Board of Directors then in office who is not a full-time employee of the Company, including members of the Committee, shall receive on each such October 31 and April 30 an automatic grant of Non-Qualified options to purchase 5,000 Shares, reduced pro rata to the extent that the director shall have served as a director of the Company for less than six full months prior to such date. This 5000-Share amount shall be adjusted automatically to reflect any stock dividends, stock splits or similar events occurring after August 23, 1994.

               (ii) The option price for each such grant shall be equal to the closing market price of the Shares on the date of grant (or the next preceding business day if the date of grant is not a business day).

               (iii) The options shall not be exercisable until one year after the date of grant, at which time the options shall be exercisable in full and shall remain exercisable until ten years after the date of grant, regardless of whether the option holder remains a director of the Company. In the event of the death or disability of the option holder, the option may be exercised by his or her heirs or personal representatives for the remaining term of the option.

               (iv) The options shall be represented by option grants in substantially the same forms as are used from time to time for other Non-Qualified options granted under this Plan, subject only to the terms set forth above.

      6.  Terms, Conditions and Form of Options.  Each option shall be evidenced
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by a written agreement ("option agreement") in such form as the Board shall from time to time

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approve, which agreement shall comply with and be subject to the following terms and conditions:

          6.1  Option Effective Date.  Each option agreement shall specify an
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effective date, which shall be the date on which the option is granted by the
Committee.

          6.2  Option Term.  (a) An option shall in no event be exercisable
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after the expiration of ten years from the effective date of the option. In addition, and in limitation of the above, the option period of any option, other than an option granted pursuant to paragraph 5(b), shall terminate three months after the termination of the option holder's employment (or service as a director) with the Company or subsidiary for any reason except the Retirement (as hereinafter defined), death or disability of the option holder (the "optionee"). An option granted pursuant to paragraph 5(b) shall terminate in accordance with paragraph 5(b)(iii).

          (b)  (i)   The term "Retirement" means the voluntary termination of
employment by an option holder whose age and/or years of employment qualify that employee for normal retirement under the policies of the Company in effect from time to time.

               (ii) For any option granted on or before August 23, 1994, the Committee may in its discretion amend that option, on an individual basis, to permit the exercise of such option beyond the date of Retirement, through the expiration date of the option.

               (iii) The Committee may in its discretion provide in standard option grant agreements that any option granted after August 23, 1994 may be exercised after the date of Retirement, through the expiration date of the option.

               (iv) Notwithstanding the foregoing, no option may be exercised after the expiration of ten years from the effective date of the option, nor may an option be exercised beyond the amount which is vested as of the date of Retirement.

          (c) In the event of termination of employment (or service as a director) due to the death or disability of an optionee, the option period of the option held by him upon the date of such termination shall terminate upon the earlier of (i) twelve months after the date of the optionee's death or termination due to disability, as the case may be, or (ii) the date of termination of such option as determined by his option agreement. In the event of termination of an optionee's employment due to the death of the optionee, such optionee's options may be exercised during the 12-month period by his estate or by the person who acquired the right to exercise such options through bequest or inheritance.

          As used herein, "disability" shall mean the inability of the employee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or has lasted or can be expected to last for a continuous period of at least twelve months.

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          No transfer of an option by an optionee by will or by the laws of descent and distribution shall be effective unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor-in-interest or successors-in-interest of the terms and conditions of the option.

          (d) If an optionee is placed on leave of absence status by the Company or any subsidiary, any then exercisable option shall be suspended at such time. If an optionee is placed on lay-off status by the Company or any subsidiary, any then exercisable option may be exercised during the following period of three months and shall be suspended thereafter. In either case, the unexercised portion of the option shall either (i) terminate three months after the optionee's termination of employment with the Company and its subsidiaries or
(ii) be reinstated upon such optionee being re-employed from leave of absence or lay-off status by the Company or any subsidiary.

          6.3  Exercise Price.  The exercise price of options shall be the price
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per share fixed by the Committee (the "Exercise Price"); provided, however, that the Exercise Price per Share for Incentive options shall not be less than the fair market value of a Share on the date the option is granted. In the event that the Shares are then listed on an established stock exchange, such fair market value shall be deemed to be the closing price of the Shares on such stock exchange on the day the option is granted or, if no sale of the Shares shall have been made on any stock exchange on that day, the fair market value shall be determined as such price for the next preceding day upon which a sale shall have occurred. In the event that the Shares are not listed upon an established exchange but are quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the fair market value shall be deemed to be the closing price for the Shares as quoted on NASDAQ on the day the option is granted. If no sale of the Shares shall have been made on NASDAQ on that day, the fair market value shall be determined by such prices on the next preceding day on which a sale shall have occurred. In the event that the Shares are neither listed on an established stock exchange nor quoted on NASDAQ, the fair market value on the day the option is granted shall be determined by the Committee.

          6.4  Ten Percent Shareholder.  Notwithstanding the above, in regard to
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a director or officer who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries and who receives an Incentive option, the exercise price hereunder shall not be less than 110% of the fair market value of Common Stock on the date the Incentive option is granted and the option by its terms shall not be exercisable after the expiration of 5 years from the date such option is granted.

          6.5  Nontransferability of Options.  An option shall not be
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transferable by the optionee otherwise than by will, by the laws of descent and distribution or by a qualified domestic relations order, and shall be exercised during the lifetime of the optionee only by the optionee or by his guardian or legal representative. No option or interest therein may be

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transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

      7.  Exercise of Options.  An option granted pursuant to this Plan shall be
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exercisable at any time within the option period, subject to the terms and conditions of such option. Exercise of any option shall be made by the delivery, during the period that such option is exercisable, to the Company in person or by mail of (i) written notice from the optionee stating that he is exercising such option and (ii) the payment of the aggregate purchase price of all Shares as to which such option is then exercised. Such aggregate purchase price shall be paid to the Company at the time of exercise. Payment shall normally be made by cash or check; provided, however, that in its sole discretion the Committee may approve of payment in whole or in part by the giving of a note with adequate stated interest or by the surrender of common stock. Upon the exercise of an option in compliance with the provisions of this paragraph, and upon the receipt by the Company of the payment for said Shares, the Company shall (i) deliver or cause to be delivered to the optionee so exercising his option a certificate or certificates for the number of Shares with respect to which the option is so exercised and payment is so made, and (ii) register or cause such Shares to be registered in the name of the exercising optionee.

      8.  Changes in Capital Structure.  Appropriate adjustments shall be made
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to the price of the Shares and the number of Shares subject to outstanding options and the number of Shares issuable under this Plan if there are any changes in the Shares by reason of stock dividends, stock splits, reverse stock splits, mergers, recapitalizations or consolidations.

      9.  Controlling Terms.  Option agreements pertaining to options granted
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pursuant hereto may include conditions that are more (but not less) restrictive to the optionee than the conditions contained herein and, in such event, the more restrictive conditions shall apply.

      10. Termination of the Plan.  This Plan shall terminate upon the close of
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business of the day preceding the tenth anniversary of the approval of this Plan by the Board unless it shall have been sooner terminated by the Board or by reason of there having been granted and fully exercised stock options covering all of the Shares subject to this Plan. Upon such termination, no further options may be granted hereunder. If, after termination of this Plan upon the tenth anniversary hereof or by Board action as provided above, there are outstanding options which have not been fully exercised, such options shall remain in effect in accordance with their terms and shall remain subject to the terms of this Plan.

      11. Amendment or Discontinuance of Plan.  The Board may amend, suspend or
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discontinue this Plan at any time without restriction; provided, however, that the Board may not alter, amend, discontinue, revoke or otherwise impair any outstanding options which have been granted pursuant to this Plan and which remain unexercised, except in the event that there is secured the written consent of the holder of the outstanding option proposed to be so altered or amended. Nothing contained in this paragraph, however, shall in any way condition or limit the termination of an option, as hereinabove provided, where reference is made to termination of employment of an optionee, or as provided in an option agreement.

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      12.  Limitation of Rights.
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           12.1  No Implied Employment Agreement.  Neither this Plan nor the
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granting of an option nor any other action taken pursuant to this Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or any subsidiary will retain any person as an employee for any period of time.

           12.2  No Rights as Shareholder.  An optionee shall have no rights as
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a shareholder with respect to Shares covered by his option until the date of exercise of the option, and, except as provided in paragraph 8, no adjustment will be made for dividends or other rights for which the record date is before the date of such exercise.

      13. Liquidation of the Company.  In the event of the complete liquidation
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or dissolution of the Company, other than as an incident to a merger, reorganization or other adjustment referred to in paragraph 8, any options granted pursuant to this Plan and remaining unexercised shall be deemed cancelled without regard to or limitation by any other provisions of this Plan.

      14. Intention of Construction.  To the extent options granted hereunder
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are intended to constitute Incentive options and comply with Section 422 of the
Code and all provisions of this Plan, all such options and all option agreements relating thereto shall be construed in such a manner as to effectuate that intent.

      15. Shareholder Approval; Effective Date.  This Plan shall become
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effective on the date it is approved by the shareholders of the Company (the
"Effective Date").